CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$3,600,000	$417.24

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

August 2017 Registration Statement No. 333-212571 Pricing Supplement dated August 16, 2017 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in International Equities

PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Performance Leveraged Upside SecuritiesSM (the “PLUS”) will pay no interest and do not guarantee any return of principal at maturity. Instead, if the final underlier value of each underlier is greater than its initial underlier value, at maturity investors will receive the stated principal amount plus the leveraged upside performance of the worse performing underlier, subject to the maximum payment at maturity. However, if the final underlier value of either underlier is less than its initial underlier value, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worse performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than the stated principal amount and could be zero. The payment at maturity on the PLUS is based solely on the worse performing underlier and you will not benefit from the performance of the better performing underlier. Therefore, investors will receive a positive return on their investment only if the final underlier value of each underlier is greater than its initial underlier value but investors will lose some or all of their investment if the final underlier value of either underlier is less than its initial underlier value, even if the other underlier appreciates or does not decline as much. The PLUS are for investors who seek an equity index-based return and who are willing and able to risk their principal based on exposure to the worse performing underlier and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the worse performing underlier. Investors may lose their entire initial investment in the PLUS. The PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the PLUS. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS
Issuer:	Barclays Bank PLC
Reference assets*:	Nikkei 225 Index (Bloomberg ticker symbol “NKY<Index>”) (the “NKY Index”) and TOPIX® Index (Bloomberg ticker symbol “TPX<Index>”) (the “TPX Index”) (each an “underlier” and together the “underliers”)
Aggregate principal amount:	$3,600,000
Stated principal amount:	$10 per PLUS
Initial issue price:	$10 per PLUS (see “Commissions and initial issue price” below)
Pricing date:	August 16, 2017
Original issue date:	August 21, 2017
Valuation date†:	February 18, 2019
Maturity date†:	February 21, 2019
Interest:	None
Payment at maturity:

You will receive on the maturity date a cash payment per PLUS determined as follows:

•      If the final underlier value of each underlier is greater than its initial underlier value:

the lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity

•      If the final underlier value of either underlier is less than or equal to its initial underlier value:

$10 × underlier performance factor of the worse performing underlier

This amount will be less than or equal to the stated principal amount of $10 and could be zero. Investors may lose their entire initial investment in the PLUS. Any payment on the PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the PLUS, by acquiring the PLUS, each holder of the PLUS acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
Maximum payment at maturity:	$13.24 per PLUS (132.40% of the stated principal amount)
Leveraged upside payment:	$10 × leverage factor × underlier return of the worse performing underlier
Leverage factor:	200%
Underlier return:	With respect to each underlier: (final underlier value – initial underlier value) / initial underlier value
Initial underlier value:

With respect to the NKY Index: 19,729.28, which is the closing level of that underlier on the pricing date

With respect to the TPX Index: 1,616.00, which is the closing level of that underlier on the pricing date

Final underlier value:	With respect to each underlier, the closing level of that underlier on the valuation date
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per PLUS	$10	$10	$0.20(2) $0.05(3)	$9.75
Total	$3,600,000	$3,600,000	$90,000	$3,510,000
(1)	Our estimated value of the PLUS on the pricing date, based on our internal pricing models, is $9.587 per PLUS. The estimated value is less than the initial issue price of the PLUS. See “Additional Information Regarding Our Estimated Value of the PLUS” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each PLUS they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each PLUS.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the PLUS and hold such PLUS for investment for a period of at least 30 days. Accordingly, the total principal amount of the PLUS may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of PLUS available for secondary trading and, therefore, could adversely affect the price of the PLUS in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 13 of this document and on page S-7 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.

The PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the PLUS. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the PLUS after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The PLUS constitute our unsecured and unsubordinated obligations. The PLUS are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated July 18, 2016	Prospectus Supplement dated July 18, 2016	Index Supplement dated July 18, 2016

PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Closing level*:	With respect to each underlier, closing level has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worse performing underlier:	The underlier with the lower underlier return
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06746L398 / US06746L3987
Listing:	The PLUS will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	If an underlier is discontinued or if the sponsor of an underlier fails to publish that underlier, the calculation agent may select a successor underlier or, if no successor underlier is available, will calculate the value to be used as the closing level of that underlier. In addition, the calculation agent will calculate the value to be used as the closing level of an underlier in the event of certain changes in or modifications to that underlier. For more information, see “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” in the accompanying prospectus supplement.
†

The valuation date may be postponed if the valuation date is not a scheduled trading day with respect to either underlier or if a market disruption event occurs on the valuation date with respect to either underlier as described under “Reference Assets—Indices—Market Disruption Events for Securities with an Index of Equity Securities as a Reference Asset” and “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, the maturity date will be postponed if that day is not a business day or if the valuation date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.

Barclays Capital Inc.

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the PLUS

You should read this document together with the prospectus dated July 18, 2016, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which the PLUS are a part. This document, together with the documents listed below, contains the terms of the PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 18, 2016:

http://www.sec.gov/Archives/edgar/data/312070/000119312516650074/d219304df3asr.htm

Prospectus supplement dated July 18, 2016:

http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

Index supplement dated July 18, 2016:

http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the PLUS on the pricing date is less than the initial issue price of the PLUS. The difference between the initial issue price of the PLUS and our estimated value of the PLUS results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the PLUS, the estimated cost that we may incur in hedging our obligations under the PLUS, and estimated development and other costs that we may incur in connection with the PLUS.

Our estimated value on the pricing date is not a prediction of the price at which the PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the PLUS and other costs in connection with the PLUS that we will no longer expect to incur over the term of the PLUS. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the PLUS and/or any agreement we may have with the distributors of the PLUS. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 13 of this document.

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the PLUS, by acquiring the PLUS, each holder of the PLUS acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the PLUS; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the PLUS into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the PLUS such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the PLUS, or amendment of the amount of interest or any other amounts due on the PLUS, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the PLUS solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the PLUS further acknowledges and agrees that the rights of the holders of the PLUS are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the PLUS may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the worse performing of the underliers that enhances returns for a certain range of positive performance of the worse performing underlier

▪	To enhance returns and potentially outperform the worse performing underlier in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the worse performing underlier as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

If the final underlier value of either underlier is less than its initial underlier value, the PLUS are exposed on a 1:1 basis to the negative performance of the worse performing underlier.

Maturity:	Approximately 18 months
Leverage factor:	200% (applicable only to the underlier return of the worse performing underlier, and only if the final underlier value of each underlier is greater than its initial underlier value)
Maximum payment at maturity:	$13.24 per PLUS (132.40% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Interest:	None

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The PLUS offer leveraged exposure to any positive performance of the worse performing underlier, subject to a maximum payment at maturity of $13.24 per PLUS (132.40% of the stated principal amount). In exchange for enhanced performance of 200% of any appreciation of the worse performing underlier, investors forgo performance of each underlier above the maximum payment at maturity and are exposed to the risk of loss of some or all of their investment at maturity. If the final underlier value of each underlier is greater than its initial underlier value, investors will receive the stated principal amount plus leveraged upside performance of the worse performing underlier at maturity, subject to the maximum payment at maturity. However, if the final underlier value of either underlier is less than its initial underlier value, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worse performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the worse performing underlier relative to a direct investment in that underlier.
Upside Scenario

The final underlier value of each underlier is greater than its initial underlier value. In this case, at maturity, the PLUS pay the stated principal amount of $10 plus 200% of the underlier return of the worse performing underlier, subject to the maximum payment at maturity of $13.24 per PLUS (132.40% of the stated principal amount).

Downside Scenario	The final underlier value of either underlier is less than its initial underlier value. In this case, at maturity, the PLUS pay less than the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease in the final underlier value of the worse performing underlier from its initial underlier value. For example, if the final underlier value of the worse performing underlier is 55% less than its initial underlier value, the PLUS will pay $4.50 per PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. There is no minimum payment at maturity on the PLUS. Accordingly, investors could lose their entire investment in the PLUS.

The payment at maturity on the PLUS is based solely on the worse performing underlier and you will not benefit from the performance of the better performing underlier. Therefore, investors will receive a positive return on their investment only if the final underlier value of each underlier is greater than its initial underlier value but investors will lose some or all of their investment if the final underlier value of either underlier is less than its initial underlier value, even if the other underlier appreciates or does not decline as much.

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Selected Purchase Considerations

The PLUS are not suitable for all investors. The PLUS may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the final underlier value of each underlier will be greater than its initial underlier value, and you are willing and able to accept the risk that, if the final underlier value of either underlier is less than its initial underlier value, you will lose some, and possibly all, of the stated principal amount of the PLUS.

▪	You are willing and able to accept the individual market risk of each underlier and you understand that poor performance by either underlier over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier.

▪	You understand and accept that any potential return on the PLUS is limited by the maximum payment at maturity.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the worse performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the underliers, nor will you have any voting rights with respect to the securities composing the underliers.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the PLUS to maturity.

▪	You are willing and able to assume our credit risk for all payments on the PLUS.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The PLUS may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final underlier value of either underlier will be less than its initial underlier value, or you are unwilling or unable to accept the risk that, if it is, you will lose some, and possibly all, of the stated principal amount of the PLUS.

▪	You are unwilling or unable to accept the individual market risk of each underlier or the risk that poor performance by either underlier over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier.

▪	You seek an investment with uncapped exposure to any positive performance of the worse performing underlier.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the worse performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the underliers.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the PLUS to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the PLUS.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the PLUS. You should reach a decision whether to invest in the PLUS after carefully considering, with your advisors, the suitability of the PLUS in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the index supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the PLUS for investment.

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the terms listed below. The payoff diagram is based on the worse performing underlier. We make no representation or warranty as to which of the underliers will be the worse performing underlier for the purpose of calculating the payment at maturity.

Stated principal amount:	$10 per PLUS
Leverage factor:	200%
Maximum payment at maturity:	$13.24 per PLUS (132.40% of the stated principal amount)
Minimum payment at maturity:	None. You could lose your entire initial investment in the PLUS.

PLUS Payoff Diagram

Scenario Analysis

▪	Upside Scenario. If the final underlier value of each underlier is greater than its initial underlier value, at maturity investors will receive the $10 stated principal amount plus 200% of the appreciation of the worse performing underlier from its initial underlier value to its final underlier value, subject to the maximum payment at maturity. Under the terms of the PLUS, investors will realize the maximum payment at maturity at a final underlier value for the worse performing underlier of 116.20% of its initial underlier value.

▪	For example, if the worse performing underlier appreciates by 3%, at maturity investors would receive a 6% return, or $10.60 per PLUS.

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	If the worse performing underlier appreciates by 50%, investors would receive only the maximum payment at maturity of $13.24 per PLUS, or 132.40% of the stated principal amount.

▪	Downside Scenario. If the final underlier value of either underlier is less than its initial underlier value, at maturity investors will receive an amount that is less than the $10 stated principal amount and that will reflect a 1% loss of principal for each 1% decline in the worse performing underlier. Investors may lose their entire initial investment in the PLUS.

▪	For example, if the worse performing underlier depreciates 50%, investors would lose 50% of their principal and receive only $5.00 per PLUS at maturity, or 50% of the stated principal amount, even if the other underlier has appreciated or has not declined as much.

What Is the Total Return on the PLUS at Maturity, Assuming a Range of Performances for the Worse Performing Underlier?

The actual initial underlier value for each underlier is set forth on the cover page of this document. The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the PLUS. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 stated principal amount to $10.00. The table and examples set forth below assume, for each underlier, a hypothetical initial underlier value of 100.00 and reflect the maximum payment at maturity of $13.24 per PLUS (132.40% of the stated principal amount) and the leverage factor of 200%. The hypothetical initial underlier value of 100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial underlier value for either underlier. Please see “Nikkei 225 Index Overview” and “TOPIX® Index Overview” below for recent actual values of the underliers. The table and examples below are based on the worse performing underlier. We make no representation or warranty as to which of the underliers will be the worse performing underlier for the purpose of calculating the payment at maturity. The “worse performing underlier” is the underlier with the lower underlier return. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the PLUS. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the PLUS.

Final Underlier Value of the Worse Performing Underlier	Underlier Return of the Worse Performing Underlier	Underlier Performance Factor of the Worse Performing Underlier	Payment at Maturity	Total Return on PLUS
150.00	50.00%	N/A	$13.24	32.40%
140.00	40.00%	N/A	$13.24	32.40%
130.00	30.00%	N/A	$13.24	32.40%
120.00	20.00%	N/A	$13.24	32.40%
116.20	16.20%	N/A	$13.24	32.40%
110.00	10.00%	N/A	$12.00	20.00%
105.00	5.00%	N/A	$11.00	10.00%
102.50	2.50%	N/A	$10.50	5.00%
100.00	0.00%	N/A	$10.00	0.00%
90.00	-10.00%	90.00%	$9.00	-10.00%
80.00	-20.00%	80.00%	$8.00	-20.00%
70.00	-30.00%	70.00%	$7.00	-30.00%
60.00	-40.00%	60.00%	$6.00	-40.00%
50.00	-50.00%	50.00%	$5.00	-50.00%
40.00	-60.00%	40.00%	$4.00	-60.00%
30.00	-70.00%	30.00%	$3.00	-70.00%
20.00	-80.00%	20.00%	$2.00	-80.00%
10.00	-90.00%	10.00%	$1.00	-90.00%
0.00	-100.00%	0.00%	$0.00	-100.00%

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Principal at Risk Securities

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated.

Example 1: The final underlier value of each underlier is significantly greater than its initial underlier value:

	Nikkei 225 Index	TOPIX Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	150.00	160.00

Because the final underlier value of each underlier is greater than its initial underlier value, the payment at maturity is calculated as follows:

the lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $10 + ($10 × leverage factor × underlier return of the worse performing underlier) and (b) $13.24

Step 1: Calculate the underlier return of each underlier:

underlier return of the NKY Index:

(final underlier value – initial underlier value) / initial underlier value = (150.00 – 100.00) / 100.00 = 50.00%

underlier return of the TPX Index:

(final underlier value – initial underlier value) / initial underlier value = (160.00 – 100.00) / 100.00 = 60.00%

Step 2: Determine the worse performing underlier: The NKY Index is the underlier with the lower underlier return.

Step 3: Calculate the leveraged upside payment:

leveraged upside payment = $10 × leverage factor × underlier return of worse performing underlier = ($10 × 200% × 50.00%) = $10.00

Because $10 plus the leveraged upside payment of $10.00 is greater than the maximum payment at maturity, the payment at maturity is equal to the maximum payment at maturity of $13.24 per PLUS, representing a 32.40% total return on the PLUS.

Example 2: The final underlier value of each underlier is greater than its initial underlier value:

	Nikkei 225 Index	TOPIX Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	140.00	102.50

Because the final underlier value of each underlier is greater than its initial underlier value, the payment at maturity is calculated as follows:

the lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $10 + ($10 × leverage factor × underlier return of the worse performing underlier) and (b) $13.24

Step 1: Calculate the underlier return of each underlier:

underlier return of the NKY Index:

(final underlier value – initial underlier value) / initial underlier value = (140.00 – 100.00) / 100.00 = 40.00%

underlier return of the TPX Index:

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(final underlier value – initial underlier value) / initial underlier value = (102.50 – 100.00) / 100.00 = 2.50%

Step 2: Determine the worse performing underlier: The TPX Index is the underlier with the lower underlier return.

Step 3: Calculate the leveraged upside payment:

leveraged upside payment = $10 × leverage factor × underlier return of worse performing underlier = ($10 × 200% × 2.50%) = $0.50

Because $10 plus the leveraged upside payment of $0.50 is less than the maximum payment at maturity, the payment at maturity is equal to $10.50 per PLUS, representing a 5.00% total return on the PLUS. As this example illustrates, even if both underliers appreciate, the payment at maturity will depend solely on the performance of the worse performing underlier and you will not benefit from the performance of the better performing underlier.

Example 3: The final underlier value of one underlier is less than its initial underlier value:

	Nikkei 225 Index	TOPIX Index
Hypothetical Initial Underlier Value	100.00	100.00
Hypothetical Final Underlier Value	125.00	50.00

Because the final underlier value of at least one underlier is less than its initial underlier value, the payment at maturity is equal to $5.00 per PLUS, calculated as follows:

$10 × underlier performance factor of the worse performing underlier

= $10 × (final underlier value of the worse performing underlier / initial underlier value of the worse performing underlier)

Step 1: Calculate the underlier return of each underlier:

underlier return of the NKY Index:

(final underlier value – initial underlier value) / initial underlier value = (125.00 – 100.00) / 100.00 = 25.00%

underlier return of the TPX Index:

(final underlier value – initial underlier value) / initial underlier value = (50.00 – 100.00) / 100.00 = -50.00%

Step 2: Determine the worse performing underlier: The TPX Index is the underlier with the lower underlier return.

Step 3: Calculate the payment at maturity:

$10 × (final underlier value of the worse performing underlier / initial underlier value of the worse performing underlier)

= $10 × (50.00 / 100.00) = $5.00

The total return on the PLUS is -50.00%. As this example illustrates, if the final underlier value of either underlier is less than its initial underlier value, you will incur a loss on your investment, even if the other underlier has appreciated or has not declined as much.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

An investment in the PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUS. Investing in the PLUS is not equivalent to investing directly in either or both of the underliers or the securities composing the underliers. The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to the Securities Generally”; and

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities, Indices of Equity Securities or Exchange-Traded Funds that Hold Equity Securities.”

▪	The PLUS do not pay interest or guarantee the return of any principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. Instead, if the final underlier value of either underlier is less than its initial underlier value, the payment at maturity will be an amount in cash that is less than the $10 stated principal amount of each PLUS by a percentage equal to the percentage decrease in the final underlier value of the worse performing underlier from its initial underlier value. There is no minimum payment at maturity on the PLUS and, accordingly, you could lose your entire initial investment in the PLUS.

▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $13.24 per PLUS (132.40% of the stated principal amount). Although the leverage factor provides 200% exposure to any increase in the final underlier value of the worse performing underlier as compared to its initial underlier value, because the payment at maturity will be limited to 132.40% of the stated principal amount for the PLUS, any increase in the final underlier value of the worse performing underlier as compared to its initial underlier value by more than 16.20% of its initial underlier value will not further increase the return on the PLUS.

▪	Credit of issuer. The PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the PLUS, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the PLUS.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the PLUS, by acquiring the PLUS, each holder of the PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the PLUS losing all or a part of the value of your investment in the PLUS or receiving a different security from the PLUS, which may be worth significantly less than the PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the PLUS. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the PLUS will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the PLUS. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

▪	You are exposed to the market risk of each underlier. Your return on the PLUS is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by either underlier over the term of the PLUS will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier. If the final underlier value of either underlier is less than its initial underlier value, you will be fully exposed to the decline in the worse performing underlier over the term of the PLUS on a 1-to-1 basis, even if the other underlier has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

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Principal at Risk Securities

▪	Because the PLUS are linked to the performance of the worse performing underlier, you are less likely to receive a positive return on your investment, and you are exposed to greater risks of sustaining a loss on your investment, than if the PLUS were linked to only one underlier. The likelihood of receiving a positive return is lower, and the risk that you will suffer a loss on your investment is greater, if you invest in the PLUS as opposed to substantially similar securities that are linked to the performance of only one underlier. With two underliers, it is more likely that either underlier will close below its initial underlier value on the valuation date than if the PLUS were linked to only one underlier, and therefore it is less likely that you will receive a positive return and more likely that you will suffer a loss on your investment.

▪	Investing in the PLUS is not equivalent to investing in either or both underliers. Investing in the PLUS is not equivalent to investing in either or both underliers or the securities composing the underliers. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underliers.

▪	The PLUS will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because other dealers are not likely to make a secondary market for the PLUS, the price, if any, at which you may be able to trade your PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the PLUS. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the PLUS. The PLUS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your PLUS to maturity.

▪	The final underlier value is not based on the values of the underliers at any time other than the valuation date. The final underlier value for each underlier will be based solely on the closing level of that underlier on the valuation date and the payment at maturity will be based solely on the final underlier value of the worse performing underlier as compared to its initial underlier value. Therefore, if the value of the worse performing underlier has declined as of the valuation date, the payment at maturity, if any, may be significantly less than it would otherwise have been had the final underlier value of the worse performing underlier been determined at a time prior to such decline or after the value of the worse performing underlier has recovered. Although the value of the worse performing underlier on the maturity date or at other times during the term of your PLUS may be higher than the closing level of the worse performing underlier on the valuation date, you will not benefit from the value of the worse performing underlier at any time other than on the valuation date.

▪	There are risks associated with investments in securities, such as the PLUS, linked to the value of non-U.S. equity securities. The equity securities composing the underliers are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities, such as the PLUS, involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	No direct exposure to fluctuations in exchange rates between the U.S. dollar and the Japanese yen. The underliers are composed of non-U.S. securities denominated in yen. Because the levels of the underliers are also calculated in yen (and not in U.S. dollars), the performance of the underliers will not be adjusted for exchange rate fluctuations between the U.S. dollar and the yen. In addition, any payments on the PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the yen. Therefore, holders of the PLUS will not benefit from any appreciation of the yen relative to the U.S. dollar.

▪	Adjustments to the underliers could adversely affect the value of the PLUS. The publisher of each underlier may discontinue or suspend calculation or publication of that underlier at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlier and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial underlier values and, therefore, the values at or above which the respective underliers must close on the valuation date so that the investor does not suffer a loss on their initial investment in the PLUS. Additionally, such hedging

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or trading activities during the term of the PLUS, including on the valuation date, could potentially affect the values of the underliers on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	The market price of the PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the PLUS in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the PLUS more than any other single factor, other factors that may influence the value of the PLUS include:

o	the volatility (frequency and magnitude of changes in value) of each underlier;

o	correlation (or lack of correlation) of the underliers;

o	dividend rates on the securities composing the underliers;

o	interest and yield rates in the market;

o	time remaining until the PLUS mature;

o	supply and demand for the PLUS;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underliers and that may affect the final underlier values;

o	the exchange rate of the U.S. dollar relative to the Japanese yen; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Nikkei 225 Index Overview” and “TOPIX® Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

▪	The estimated value of your PLUS is lower than the initial issue price of your PLUS. The estimated value of your PLUS on the pricing date is lower than the initial issue price of your PLUS. The difference between the initial issue price of your PLUS and the estimated value of the PLUS is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the PLUS, the estimated cost that we may incur in hedging our obligations under the PLUS, and estimated development and other costs that we may incur in connection with the PLUS.

▪	The estimated value of your PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your PLUS on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of PLUS in the secondary market. As a result, the secondary market price of your PLUS may be materially different from the estimated value of the PLUS determined by reference to our internal pricing models.

▪	The estimated value of your PLUS is not a prediction of the prices at which you may sell your PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your PLUS and may be lower than the estimated value of your PLUS. The estimated value of the PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the PLUS. Further, as secondary market prices of your PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the PLUS, secondary market prices of your PLUS will likely be lower than the initial issue price of your PLUS. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future

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prices of your PLUS. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market (if Barclays Capital Inc. makes a market in the PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the PLUS on the pricing date, as well as the secondary market value of the PLUS, for a temporary period after the initial issue date of the PLUS. The price at which Barclays Capital Inc. may initially buy or sell the PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your PLUS.

▪	We and our affiliates, and any dealer participating in the distribution of the PLUS, may engage in various activities or make determinations that could materially affect your PLUS in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the PLUS.

In connection with our normal business activities and in connection with hedging our obligations under the PLUS, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underliers or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the PLUS into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the PLUS.

In addition, the role played by Barclays Capital Inc., as the agent for the PLUS, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the PLUS and such compensation or financial benefit may serve as an incentive to sell the PLUS instead of other investments. Furthermore, we and our affiliates establish the offering price of the PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the PLUS or any of its affiliates conducts hedging activities for us in connection with the PLUS, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the PLUS to you. This additional projected profit may create a further incentive for the participating dealer to sell the PLUS to you.

In addition to the activities described above, we will also act as the calculation agent for the PLUS. As calculation agent, we will determine any values of the underliers and make any other determinations necessary to calculate any payments on the PLUS. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the value of an underlier is to be determined; if an underlier is discontinued or if the sponsor of an underlier fails to publish that underlier, selecting a successor underlier or, if no successor underlier is available, determining any value necessary to calculate any payments on the PLUS; and calculating the value of an underlier on any date of determination in the event of certain changes in or modifications to that underlier. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the PLUS, and any of these determinations may adversely affect any payments on the PLUS.

▪	The U.S. federal income tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the PLUS are uncertain, and the IRS or a court might not agree with the treatment of the PLUS as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment for the PLUS, the tax consequences of the ownership and disposition of the PLUS could be materially and adversely affected. In addition, as described below under “Additional provisions—Tax considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Nikkei 225 Index Overview

The NKY Index is a stock index that measures the composite price performance of 225 of the most actively traded stocks on the Tokyo Stock Exchange (“TSE”), representing a broad cross-section of Japanese industries. For more information about the NKY Index, see “Indices—The Nikkei 225 Index” in the accompanying index supplement.

Information about the NKY Index as of market close on August 16, 2017:

Bloomberg Ticker Symbol:	NKY	52 Week High:	20,230.41
Current Closing Level:	19,729.28	52 Week Low:	16,251.54
52 Weeks Ago (8/17/2016):	16,745.64

The following table sets forth the published high, low and period-end closing levels of the NKY Index for each quarter for the period of January 4, 2012 through August 16, 2017. The associated graph shows the closing levels of the NKY Index for each day in the same period. The closing level of the NKY Index on August 16, 2017 was 19,729.28. We obtained the closing levels of the NKY Index from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the NKY Index should not be taken as an indication of future performance. Future performance of the NKY Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the NKY Index during the term of the PLUS, including on the valuation date. We cannot give you assurance that the performance of the NKY Index will result in the return of any of your initial investment.

Nikkei 225 Index	High	Low	Period End
2012
First Quarter	10,255.15	8,378.36	10,083.56
Second Quarter	10,109.87	8,295.63	9,006.78
Third Quarter	9,232.21	8,365.90	8,870.16
Fourth Quarter	10,395.18	8,534.12	10,395.18
2013
First Quarter	12,635.69	10,486.99	12,397.91
Second Quarter	15,627.26	12,003.43	13,677.32
Third Quarter	14,808.50	13,338.46	14,455.80
Fourth Quarter	16,291.31	13,853.32	16,291.31
2014
First Quarter	16,121.45	14,008.47	14,827.83
Second Quarter	15,376.24	13,910.16	15,162.10
Third Quarter	16,374.14	14,778.37	16,173.52
Fourth Quarter	17,935.64	14,532.51	17,450.77
2015
First Quarter	19,754.36	16,795.96	19,206.99
Second Quarter	20,868.03	19,034.84	20,235.73
Third Quarter	20,841.97	16,930.84	17,388.15
Fourth Quarter	20,012.40	17,722.42	19,033.71
2016
First Quarter	18,450.98	14,952.61	16,758.67
Second Quarter	17,572.49	14,952.02	15,575.92
Third Quarter	17,081.98	15,106.98	16,449.84
Fourth Quarter	19,494.53	16,251.54	19,114.37

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Nikkei 225 Index	High	Low	Period End
2017
First Quarter	19,633.75	18,787.99	18,909.26
Second Quarter	20,230.41	18,335.63	20,033.43
Third Quarter (through August 16, 2017)	20,195.48	19,537.10	19,729.28

NKY Index Historical Performance— January 4, 2012 to August 16, 2017

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

TOPIX® Index Overview

The TPX Index is a free float-adjusted market-capitalization weighted index composed of all Japanese common stocks listed on the First Section of the Tokyo Stock Exchange. For more information about the TPX Index, see “Indices—The TOPIX® Index” in the accompanying index supplement.

Information about the TPX Index as of market close on August 16, 2017:

Bloomberg Ticker Symbol:	TPX	52 Week High:	1,639.27
Current Closing Level:	1,616.00	52 Week Low:	1,287.90
52 Weeks Ago (8/17/2016):	1,311.13

The following table sets forth the published high, low and period-end closing levels of the TPX Index for each quarter for the period of January 4, 2012 through August 16, 2017. The associated graph shows the closing levels of the TPX Index for each day in the same period. The closing level of the TPX Index on August 16, 2017 was 1,616.00. We obtained the closing levels of the TPX Index from Bloomberg, without independent verification. Historical performance of the TPX Index should not be taken as an indication of future performance. Future performance of the TPX Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the TPX Index during the term of the PLUS, including on the valuation date. We cannot give you assurance that the performance of the TPX Index will result in the return of any of your initial investment.

TOPIX® Index	High	Low	Period End
2012
First Quarter	872.42	725.24	854.35
Second Quarter	856.05	695.51	770.08
Third Quarter	778.70	706.46	737.42
Fourth Quarter	859.80	713.95	859.80
2013
First Quarter	1,058.10	871.88	1,034.71
Second Quarter	1,276.03	991.34	1,133.84
Third Quarter	1,222.72	1,106.05	1,194.10
Fourth Quarter	1,302.29	1,147.58	1,302.29
2014
First Quarter	1,306.23	1,139.27	1,202.89
Second Quarter	1,269.04	1,132.76	1,262.56
Third Quarter	1,346.43	1,228.26	1,326.29
Fourth Quarter	1,447.58	1,177.22	1,407.51
2015
First Quarter	1,592.25	1,357.98	1,543.11
Second Quarter	1,679.89	1,528.99	1,630.40
Third Quarter	1,691.29	1,375.52	1,411.16
Fourth Quarter	1,605.94	1,442.74	1,547.30
2016
First Quarter	1,509.67	1,196.28	1,347.20
Second Quarter	1,407.50	1,204.48	1,245.82
Third Quarter	1,352.67	1,209.88	1,322.78
Fourth Quarter	1,552.36	1,301.16	1,518.61

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

TOPIX® Index	High	Low	Period End
2017
First Quarter	1,577.40	1,506.33	1,512.60
Second Quarter	1,624.07	1,459.07	1,611.90
Third Quarter (through August 16, 2017)	1,639.27	1,599.06	1,616.00

TPX Index Historical Performance— January 4, 2012 to August 16, 2017

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 100 PLUS
Tax considerations:

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the underliers. Assuming this treatment is respected, gain or loss on your PLUS should be treated as long-term capital gain or loss if you hold your PLUS for more than a year, whether or not you are an initial purchaser of PLUS at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the PLUS could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” exclude from their scope instruments issued in 2017 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the PLUS do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the PLUS with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the PLUS.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the PLUS by taking positions in futures and options contracts on the underliers and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the PLUS or any amounts payable on your PLUS. For further information on our use of proceeds and hedging, see

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PLUS Based on the Value of the Worse Performing of the Nikkei 225 Index and the TOPIX® Index due February 21, 2019

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“Use of Proceeds and Hedging” in the prospectus supplement.
ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the PLUS offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such PLUS will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 28, 2017, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 28, 2017, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 28, 2017, which has been filed as an exhibit to the report on Form 6-K referred to above.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each PLUS.

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